UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2017

ABV Consulting, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-198567	46-3997344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1101-1102, 11/F, Railway Plaza 39 Chatham Road S. Tsim Sha Tsui, Kowloon, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (852) 3758-2226

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a material Definitive Agreement

Entry into a Mutual Rescission Agreement

On December 19, 2017, the board of directors of ABV Consulting, Inc. (“ABVN” or the “Company”) and certain shareholders of the Company (“Shareholders”) entered into a Mutual Rescission Agreement (the “Rescission Agreement”). The Rescission Agreement rescinded the share exchange agreement dated February 24, 2017 (the “Share Exchange Agreement”), between the equity interest owners of Allied Plus (Samoa) Limited (“Allied Plus”), who are also the Shareholders, and the Company.

The Share Exchange Agreement provided for the acquisition of all of the outstanding equity interests of Allied Plus (“Equity Interests”) by the Company in consideration of the issuance of 1,980,000,000 shares of the Company’s common stock (the “Shares”) to the Shareholders. The Shares were issued to the Shareholders and the Equity Interests were transferred to the Company.

The Rescission Agreement provides that the Shareholders will return all of the Shares to the Company in consideration for the return of the Equity Interests to the Shareholders. The Shares will be cancelled and returned to the Company’s treasury. The Shareholders have signed stock powers (“Stock Powers”) in favor of the Company, and the Stock Powers and Shares have been delivered to the Company’s transfer agent for cancellation.

Item 9.01  Financial Statements and Exhibits

16.1	Rescission Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABV Consulting, Inc.

Date: December 21, 2017	By:	/s/ Wai Lim Wong
Wai Lim Wong, President and Chief Executive Officer

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